Exhibit 10.1

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (the “Agreement”) is entered into this __ day of November __, 2014 by and between PTES Acquisition Corp., a Delaware corporation having an address at 400 Kelby Street, 9th Floor, One Parker Plaza, Fort Lee, NJ 07024 (“Purchaser”), and _____________, a [JURISDICTION] [TYPE OF ENTITY] having an address at [___________] (“Seller”).

WHEREAS, Seller desires to sell, and Purchaser desires to purchase, an aggregate of ___ shares (the “Shares”) of Series D Convertible Preferred Stock (the “Series D Preferred Stock”) of Titan Energy Worldwide, Inc. (the “Company”) for a purchase price of $6,200 per share payable in a combination of cash and shares of common stock, par value $.001 per share (the “Pioneer Stock”), of Pioneer Power Solutions, Inc. (“Pioneer”) valued at $8.00 per share of Pioneer Stock;

NOW, THEREFORE, in consideration of the foregoing, and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

1.     Sale and Purchase of Shares. Subject to and in accordance with the terms and conditions of this Agreement, Seller hereby sells, transfers and assigns to Purchaser, and Purchaser hereby purchases from Seller, the Transferred Rights (as defined herein) for an aggregate purchase price of $[_______]1 (the “Purchase Price”) payable as follows: at the Seller’s election, either (A) $[____]2 in cash and [_____]3 shares of Pioneer Stock or (B) $[____]4 in cash and [____]5 shares of Pioneer Stock. The Seller shall provide the Purchaser with written notice of such election by not later than two (2) business days prior to the Closing Date (as defined below). For purposes hereof, the “Transferred Rights” means all right, title, and interest in, to and under the Shares and, to the extent related thereto, the following: (a) all amounts payable and rights available to Seller (if any) under the Certificate of Designations for the Series D Preferred Stock (the “Certificate of Designations”) and all obligations owed to Seller by the Company in connection with the Shares (if any), (b) all claims (including contract claims, tort claims, and claims under any law governing the purchase and sale of securities), suits, causes of action, and any other right of Seller whether known or unknown, against the Company or any other person that in any way is based upon, arises out of or is related to any of the foregoing and (c) all proceeds of the foregoing.

1 An amount equal to the number of Shares being sold multiplied by $6,200.

2 An amount in cash equal to 20% of the aggregate Purchase Price.

3 A number of shares of Pioneer Stock equal to 80% of the aggregate Purchase Price divided by $8.00.

4 An amount in cash equal to 50% of the aggregate Purchase Price.

5 A number of shares of Pioneer Stock equal to 50% of the aggregate Purchase Price divided by $8.00

2.     Closing; Deliveries.

(a)     The closing of the transactions contemplated hereby (the “Closing”) shall occur as soon as possible after the satisfaction or waiver of the conditions to Purchaser’s obligations under this Agreement, but in no event later than November 30, 2014 (as such date may be extended pursuant to the proviso to this sentence, the “Long Stop Date”); provided, however, that Purchaser may extend the Long Stop Date by not more than 30 days by delivering written notice to Seller thereof. At any time after the Long Stop Date this Agreement may be terminated by Purchaser by delivering written notice of termination to Seller. Upon any such termination, no party hereto shall have any further obligation or liability to the other party.

(b)     Concurrently with the execution of this Agreement, Seller will deliver to Purchaser certificates evidencing the Shares, duly endorsed for transfer to Purchaser or a stock power with a medallion guarantee as may be necessary to convey title to the Shares to Purchaser, and if requested by Purchaser, executed irrevocable instructions with a medallion guarantee addressed to the Company’s transfer agent in the form provided by Purchaser (the “Seller Deliverables”) to be held by Purchaser pending the Closing. Seller shall use commercially reasonable efforts to cause the Company to cause its transfer agent to issue and deliver to Purchaser certificates representing the Shares as soon as is reasonably practicable following the Closing. To the extent that Purchaser terminates this Agreement pursuant to Section 2(a), Purchaser shall promptly return the Seller Deliverables to Seller.

(c)     On the date of the Closing (the “Closing Date”), Purchaser will deliver the cash portion of the of the Purchase Price by wire transfer to the account identified by Seller to Purchaser in writing at least three (3) business days prior to the closing and a stock certificate representing the Pioneer Stock to the address of Seller set forth above.

3.     Representations and Warranties of Seller. Seller represents and warrants to Purchaser on the date hereof and on the Closing Date the following:

(a)     Seller is the record and beneficial owner of all of the Transferred Rights and Seller owns the Transferred Rights, free of any claim, lien, security interest or encumbrance of any nature or kind and, as such, has the exclusive right and full power to sell, transfer and assign the Transferred Rights free of any such claim, lien, security interest or encumbrance.

(b)     There are no outstanding or authorized options, warrants, rights, calls, commitments, conversion rights, rights of exchange or other agreements of any character, contingent or otherwise, providing for the purchase, issuance or sale of any of the Transferred Rights, or any arrangements that require or permit any of the Shares to be voted by or at the discretion of anyone other than Seller, and there are no restrictions of any kind on the transfer of any of the Transferred Rights.

(c)     Seller (i), if an entity, is duly organized and validly existing under the laws of its jurisdiction of organization or incorporation, (ii), if an entity, is in good standing under such laws and (iii) has full power and authority to execute, deliver and perform its obligations under the Transaction Documents to which it is or will become a party.

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(d)     This Agreement (A) has been duly and validly authorized, executed and delivered by Seller and (B) is the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with its terms, except that such enforceability against Seller may be limited by bankruptcy, insolvency, or other similar laws of general applicability affecting the enforcement of creditors’ rights generally and by a court’s discretion in relation to equitable remedies.

(e)     Seller has no liability or obligation to pay fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

(f)     The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Seller will not result in any violation of any agreement, instrument, judgment, order, writ, decree or contract, statute, rule or regulation to which Seller is subject, or constitute, with or without the passage of time and giving of notice, an event that results in the creation of any lien, charge or encumbrance upon any of the Transferred Rights.

(g)     No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority, on the part of Seller, is required in connection with the consummation of the transactions contemplated by this Agreement.

(h)     Based in part upon Seller’s reliance on Purchaser’s representations in Section 4 hereof, the sale of the Shares contemplated by this Agreement is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”).

(i)     No insolvency proceedings of any character, including without limitation, bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, designating Seller as the bankrupt or the insolvent, are pending or, to the knowledge of Seller, threatened and Seller has not made an assignment for the benefit of creditors, nor has Seller taken any action with a view to, or which would constitute the basis for, the institution of any such insolvency proceedings.

(j)     There are no actions, suits, or proceedings pending or, to the best of Seller’s knowledge, threatened, which could in any manner restrain or prevent Seller from effectually and legally selling the Transferred Rights pursuant to the terms and provisions of this Agreement.

(k)     Seller (i) is a sophisticated entity with respect to the sale of the Transferred Rights, (ii) has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the sale of the Transferred Rights and (iii) has independently and without reliance upon Purchaser, and based on such information as Seller has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that Seller has relied upon Purchaser’s express representations, warranties, covenants, agreements and indemnities in this Agreement. Seller acknowledges that Purchaser has not given Seller any investment advice or opinion on whether the sale of the Transferred Rights is prudent.

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(l)     Seller acknowledges and agrees that Purchaser expects the Shares and the Company to increase in value after the date hereof and Seller shall have no interest in or claim against Purchaser for any such increase in value. Seller acknowledges that Seller and Purchaser have had equal access to information regarding the Company.

(m)     Seller (i) is a sophisticated entity with respect to the acquisition of the Pioneer Stock, (ii) has adequate information concerning the business and financial condition of Pioneer to make an informed decision regarding the acquisition of the Pioneer Stock and (iii) has independently and without reliance upon Purchaser or Pioneer, and based on such information as Seller has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that Seller has relied upon Purchaser’s express representations, warranties, covenants, agreements and indemnities in this Agreement. Seller acknowledges that neither Purchaser nor Pioneer has given Seller any investment advice or opinion on whether the acquisition of the Pioneer Stock is prudent. Seller is acquiring the Pioneer Stock for its own account for the purpose of investment and not with a view to, or for sale in connection with, the distribution thereof. Seller is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, as such rule is presently in effect. Seller acknowledges that the Pioneer Stock has not been registered under the Securities Act and the certificates evidencing the Pioneer Stock will contain a restrictive legend. Seller acknowledges that the Pioneer Stock may not be resold except pursuant to registration under the Securities Act or an exemption therefrom.

4.     Representations and Warranties of Purchaser. Purchaser represents and warrants to Seller on the date hereof and on the Closing Date the following:

(a)     Purchaser (i) is duly organized and validly existing under the laws of its jurisdiction of organization or incorporation, (ii) is in good standing under such laws and (iii) has full power and authority to execute, deliver and perform its obligations under the Transaction Documents to which it is or will become a party. The shares of Pioneer Stock being delivered to Seller hereunder are duly authorized, validly issued, fully paid and non-assessable.

(b)     This Agreement (i) has been duly and validly authorized, executed and delivered by Purchaser and (ii) is the legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with its terms, except that such enforceability against Purchaser may be limited by bankruptcy, insolvency, or other similar laws of general applicability affecting the enforcement of creditors’ rights generally and by a court’s discretion in relation to equitable remedies.

(c)     Purchaser is acquiring the Shares for its own account for the purpose of investment and not with a view to, or for sale in connection with, the distribution thereof. Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, as such rule is presently in effect.

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(d)     Purchaser (i) is a sophisticated entity with respect to the purchase of the Transferred Rights, (ii) has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the purchase of the Transferred Rights and (iii) has independently and without reliance upon Seller, and based on such information as Purchaser has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that Purchaser has relied upon Seller’s express representations, warranties, covenants, agreements and indemnities in this Agreement. Purchaser acknowledges that Seller has not given Purchaser any investment advice or opinion on whether the purchase of the Transferred Rights is prudent.

5.     Conditions to Purchaser’s Obligation to Close. The obligation of Purchaser hereunder to consummate the transactions contemplated by this Agreement is subject to the satisfaction (or waiver) of each of the following conditions:

(a)     Each of the representations and warranties of Seller contained in Section 3 shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

(b)     Seller shall in all material respects have performed, satisfied and complied with all of its covenants, agreements and conditions contained in this Agreement that are required to be performed, satisfied or complied with by it on or before the Closing Date.

(c)     Since the date of this Agreement, no statute, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction and shall be continuing that prohibits the consummation of any of the transactions contemplated by this Agreement.

(d)     Purchaser shall have entered into binding purchase agreements to acquire such number of shares of Series D Preferred Stock equal to at least 51% of the issued and outstanding shares of Series D Preferred Stock on the Closing Date.

(e)     The Company shall have caused the Certificates of Designations to be amended and restated in substantially the form attached hereto as Exhibit A.

(f)     The Company shall have issued and sold to Purchaser such number of Series A-1 Preferred Stock of the Company on such terms and conditions determined by the Company and Purchaser in their sole discretion.

(g)     The Company shall have caused its board of directors to be comprised of a single director selected by Purchaser.

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6.     Survival of Representations and Warranties. All representations and warranties of the parties contained in this Agreement shall survive the Closing and shall not be affected by any investigation made prior to the Closing.

7.     Further Assurances. Following the Closing, each of Purchaser and Seller shall execute and deliver such additional documents, instruments, conveyances and assurances, and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

8.     Indemnification. In the event Seller breaches any of its representations, warranties, and/or covenants contained herein or in the event any type of liability is or was created with regard to the Transferred Rights arising prior to Closing, then Seller shall indemnify Purchaser from and against the entirety of any losses, damages, amounts paid in settlement of any claim or action, expenses, or fees including court costs and reasonable attorneys' fees and expenses and the cost of enforcing this indemnification.

9.     Specific Performance. Seller recognizes and acknowledges that a breach by Seller of any covenants or agreements contained in this Agreement will cause Purchaser to sustain damages for which Purchaser would not have an adequate remedy at law for money damages, and therefore Seller agrees that in the event of any such breach, Purchaser shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which Purchaser may be entitled, at law or in equity and Purchaser shall not be required to post a bond hereunder.

10.         Miscellaneous. This Agreement (and the documents and instruments referred to herein) constitute the entire agreement between the parties with respect to the matters herein addressed, and supersede and cancel all prior or contemporaneous agreements, representations, warranties, communications or understandings, whether oral or written. This Agreement may not be modified or amended except by a writing duly executed and delivered by the parties. No waiver of any provision of this Agreement shall be effective against a party unless in a writing duly executed and delivered by such party. No waiver of any particular provision of this Agreement shall constitute a waiver of any other provision hereof. No waiver of any provision of this Agreement in respect of a particular event or circumstance shall constitute a waiver of the same provision in respect of any other event or circumstance. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, executors, administrators, successors and assigns. The invalidity or unenforceability of any provision of this Agreement shall not render invalid or unenforceable any other provision hereof. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to its choice of law provisions. The parties consent to the exclusive jurisdiction of the state and federal courts located in New York County, New York, for any action, dispute, claim or proceeding arising out of this Agreement or the transactions contemplated hereby. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Each party shall perform any further acts and sign and deliver any further documents that are reasonably necessary to carry out the provisions of this Agreement.

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IN WITNESS WHEREOF the parties hereto have set their hand and seals as of the above date.

SELLER:

By:
Name:
Title:

PURCHASER:

PTES Acquisition Corp.

By:
Name: Andrew Minkow
Title: Vice-President